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                               Purchase Agreement
                          Fresco'sm' Index Shares Funds

1. Share Purchase. UBS Global Asset Management (US) Inc. ("UBS Global AM") hereby purchases from Fresco'sm' Index Shares Funds (the "Trust"), a series-type investment company having two investment portfolios (the "Funds"), the following shares of beneficial interest ("Shares") of the below named Funds at the per-share purchase price indicated below, on the terms and conditions set forth herein and in the registration statement described below:

                                                Amount      Price       Shares
Funds                                         Purchased   Per Share   Purchased
-----                                         ---------   ---------   ---------
Fresco'sm' Dow Jones STOXX 50'sm' Fund         $50,000      $10.00      5,000
Fresco'sm' Dow Jones EURO STOXX 50'sm' Fund    $50,000      $10.00      5,000

     UBS Global AM hereby acknowledges receipt of a purchase confirmation reflecting the purchase of the Shares, and the Trust hereby acknowledges receipt from UBS Global AM of funds in the amount of $100,000 in full payment of the Shares.

     UBS Global AM understands that the Trust has filed with the Securities and Exchange Commission a Registration Statement which contains the prospectus describing the Trust and the Shares to be issued thereunder. By its signature hereto, the undersigned hereby acknowledges receipt of a copy of the Registration Statement.

2. Representations and Warranties. UBS Global AM hereby represents and warrants to the Trust as follows:

     (a) It understands that the Trust has indicated to it that no federal or state agency has made any findings or determinations as to the fairness for investment, nor any recommendations or endorsement, of the Shares;

     (b) It has such knowledge and experience of financial and business matters as will enable it to utilize the information made available to it in connection with the offering described in the Trust's Registration Statement, to evaluate the merits and risks of the prospective investment and to make an informed investment decision;

     (c) It recognizes that the Trust has only recently been organized and has no financial or operating history and, further, that investment in the Trust involves certain risks related to the purchase of the Shares, and it acknowledges that it has suitable financial resources and anticipated income to bear the economic risk of such an investment;





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     (d)  It is purchasing the Shares for its own account, for investment, in order to provide initial capital or "seed money," for each of the Funds and not with any intent to distribute or resell the Shares, either in whole or in part, and with no present intent to sell or otherwise dispose of the Shares, either in whole or in part;

     (e) It will not sell the Shares purchased by it without registration of such Shares under the Securities Act of 1933, as amended, except in reliance upon an exemption therefrom;

     (f) It has been furnished with, and has carefully read, this purchase agreement and the Registration Statement and such material documents relating to the Trust as its has requested and as have been provided to it by the Trust; and

     (g) It has had the opportunity to ask questions of, and receive answers from, the Trust concerning each Fund and the terms of the offering.

IN WITNESS WHEREOF, the undersigned have executed this instrument as of October 9, 2002.

                                           UBS Global Asset Management (US) Inc.


                                           By:
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                                           Name:
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                                           Title:
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                                           Name:
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                                           Fresco'sm' Index Shares Funds


                                           By:
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